                                                                     EXHIBIT 4.4

         THE SECURITY REPRESENTED HEREBY, AND THE SECURITIES ISSUABLE UPON CONVERSION OR REDEMPTION HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS COMPANY, IS AVAILABLE.


        ADM TRONICS UNLIMITED, INC./AA NORTHVALE MEDICAL ASSOCIATES, INC.

           UNSECURED 6% JOINT AND SEVERAL CONVERTIBLE PROMISSORY NOTE

No.  _____________

US$________________                                           August _____, 2004

         THIS NOTE is one of a duly authorized issue of unsecured Notes (a "NOTE" or the "NOTES") of the joint and several obligors ADM Tronics Unlimited, Inc., a Delaware corporation duly organized and validly existing under the laws of the State of Delaware ("ADMT") and AA Northvale Medical Associates, Inc., a New Jersey corporation duly organized and validly existing under the laws of the State of New Jersey ("AAN") (ADMT and AAN may hereafter be collectively referred to as the "JOINT OBLIGORS" or the "COMPANY") The Notes are designated as the 2004 UNSECURED 6% JOINT AND SEVERAL CONVERTIBLE PROMISSORY NOTES, in an aggregate maximum principal face value for all Notes of this series of Three Million Five Hundred Thousand and no/100 United States Dollars (US$3,500,000.00).

         FOR VALUE RECEIVED, each of ADMT and AAN jointly and severally promises to pay to the registered holder hereof and its successors and assigns (the "HOLDER"), the principal sum of ________________________ Dollars ($_____________.00) in accordance with the terms hereof, and to pay interest on the principal sum outstanding, at the rate of six percent (6%) per annum. Accrual of interest on the outstanding principal amount shall commence on the date hereof and shall continue until payment in full of the outstanding principal amount has been made or duly provided for, or until the entire outstanding principal amount of the Note has been converted.

         Each of ADMT and AAN are jointly and severally liable for the repayment of the Note which is an unsecured obligation of each of ADMT and AAN.

         Pursuant to a private placement memorandum dated May 20, 2004, as amended or supplemented (the "PPM"), the Joint Obligors are offering ("PRIVATE OFFERING") a maximum of $3,500,000 of units, consisting of: (i) the Notes; (ii) warrants to purchase shares of common stock of ADMT (the "ADMT WARRANTS"); and
(iii) warrants to purchase shares of common stock of AAN (the "AAN WARRANTS").

         The following is a statement of the rights of the Holder of this Note and the terms and conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:

         1. Principal Repayment. The outstanding principal amount of this Note shall be payable by August 15, 2009 (the "MATURITY DATE"), unless this Note has been converted or redeemed as described below.

         2. Interest. The holders of the Notes are entitled to receive interest at an annual cumulative rate of six percent (6%) of the principal face dollar value of the Notes held, payable quarterly (on January 1, April 1, July 1 and October 1, with the first interest payment due on January 1, 2005) in, at the election of the Joint OBLIGORS (except as set forth below) either: (i) cash, out of funds legally available therefore, or (ii) prior to December 31, 2004, shares of AAN common stock, no par value per share ("AAN COMMON STOCK"), based on a value of $8.30 per share of AAN Common Stock (the "AAN CONVERSION PRICE").

         Notwithstanding the foregoing, from and after March 1, 2005, in the event that: (i) the shares of AAN Common Stock issuable upon conversion or exercise, as the case may be, of the Notes, the ADMT Warrants and the AAN Warrants are not registered with the Securities and Exchange Commission (the "SEC"), and (ii) the shares of AAN Common Stock are not publicly-traded on an Approved Market, as defined below, (the foregoing, as applied to the shares of AAN Common Stock, being referred to herein as the "NOT REGISTERED"), then the Holder may elect to receive interest payments in either: (A) cash, out of funds legally available therefore, or (B) at the election of each holder of Notes, in
(i) a number of shares of AAN Common Stock based upon the AAN Conversion Price or (ii) a number of shares of ADMT Common Stock, $.0005 par value per share ("ADMT COMMON STOCK") based on a value of $0.29 (the "ADMT CONVERSION PRICE").

         An "APPROVED MARKET" shall mean any public market in the United States on which the AAN Common Stock is trading (it being understood that the Pink Sheets Quotation Service shall not qualify as an Approved Market for these purposes).

         In addition, and notwithstanding the foregoing, the Joint Obligors shall be prohibited from making the above described interest payments in shares of AAN Common Stock or shares of ADMT Common Stock unless the shares so distributed are registered with the SEC pursuant to an effective registration statement, without the prior written consent of the Holder. The Holder, at its sole election, may defer payments of interest in cash when payable, and elect to accrue such interest payments in such number of shares of AAN Common Stock based upon the AAN Conversion Price or in such number of shares of ADMT Common Stock based upon the ADMT Conversion Price.

         Interest payments for the period between the applicable closing of the Private Offering and the next interest payment date shall be pro rated based upon the actual number of days elapsed, assuming a 360 day year. The first interest payment to be made on the Notes will be due on January 1, 2005. No interest payments for such period may be made in either ADMT Common Stock or AAN Common Stock unless such interest is paid in either ADMT Common Stock or AAN Common Stock which has been registered for resale pursuant to a registration statement under the Securities Act of 1933, as amended (the "ACT"), and declared effective by the SEC.

         3. Conversion.

                  (a) Through March 1, 2005, each $100,000 face value of Notes shall initially be convertible at the AAN Conversion Price into 12,048 shares of AAN Common Stock, provided AAN's Common Stock is listed on an Approved Market, and the shares of AAN Common Stock issuable upon conversion of the Note have been registered for resale with the SEC. The AAN Conversion Price is subject to the anti-dilution provisions described below.

                  (b) From and after March 1, 2005, in the event that the shares of AAN Common Stock are Not Registered, then each $100,000 face value of Notes shall be convertible, at the option of the holder thereof, into either: (A) 12,048 shares of AAN Common Stock (based on the AAN Conversion Price) or (B) a number of shares of ADMT Common Stock (determined at the applicable Closing) determined by the ADMT Conversion Price, subject to the anti-dilution provisions described below.

                  (c) Mandatory Conversion. Notwithstanding the foregoing, the Notes and any accrued interest will automatically convert into shares of AAN Common Stock, at the AAN Conversion Price, on such date as: (i) a registration statement covering the shares of AAN Common Stock underlying the Notes and Warrants is ordered effective by the SEC; and (ii) the AAN Common Stock commences trading on an Approved Market.

                  (d) Mechanics of Conversion. Upon any conversion of this Note,
(i) such principal amount converted and all accrued but unpaid interest thereon shall be converted and such converted portion of this Note shall become fully paid and satisfied, (ii) the Holder shall surrender and deliver this Note, duly endorsed, to ADMT and AAN's joint office or such other address which either ADMT or AAN shall jointly designate against delivery of the certificates representing the new securities of either ADMT or AAN, (iii) ADMT or AAN, as applicable, shall promptly deliver a duly executed Note to the Holder in the principal amount, if any, that remains outstanding after any such conversion; and (iv) in exchange for all or any portion of the surrendered Note described in the preceding clause 4(d)(ii), ADMT or AAN, as applicable, shall provide the Holder with irrevocable instructions addressed to ADMT or AAN's transfer and exchange agent, as applicable, to issue such number of unrestricted, freely tradable shares of either ADMT Common Stock or AAN Common Stock, as the case may be.

                  (e) Issue Taxes. The Holder shall pay any and all issue and other taxes that may be payable with respect to any issue or delivery of shares of either ADMT Common Stock or AAN Common Stock on conversion of this Note pursuant hereto; provided, however, that the Holder shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                  (f) Elimination of Fractional Interests. No fractional shares of either ADMT Common Stock or AAN Common Stock shall be issued upon conversion of this Note, nor shall either ADMT or AAN be required to pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated and that all issuances of either ADMT Common Stock or AAN Common Stock shall be rounded up to the nearest whole share.

         4. Rights upon Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of ADMT or AAN, either voluntary or involuntary, the holders of the Notes shall be entitled to receive, prior and in preference to any distribution of any of the assets of ADMT or AAN to the holders of any equity security of either ADMT or AAN, an amount equal to the unpaid and unconverted principal face amount of their Notes and any accrued and unpaid interest thereon. The Holders shall share ratably with the other unsecured creditors of AAN and ADMT if the available assets are not sufficient to repay the Notes.

         5. Adjustments and Penalties for Non-Registration.

                  (a) In the event that either ADMT or AAN should at any time or from time to time, after the date of this Note, fix a record date for the effectuation of a split or subdivision of the outstanding shares of either the ADMT Common Stock or AAN Common Stock, as applicable, or the determination of holders of either the ADMT Common Stock or AAN Common Stock, as applicable, entitled to receive a dividend or other distribution payable in additional shares of either the ADMT Common Stock or AAN Common Stock, as applicable, or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly additional shares of either the ADMT Common Stock or AAN Common Stock, as applicable, (hereinafter referred to as "COMMON STOCK EQUIVALENTS") without payment of any consideration by such holder for the additional shares of either the ADMT Common Stock or AAN Common Stock, as applicable, or the Common Stock Equivalents (including the additional shares of either the ADMT Common Stock or AAN Common Stock, as applicable, issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), then unless the AAN Conversion Price or ADMT Conversion Price, as applicable, is otherwise automatically adjusted in accordance with the terms of this Note, the AAN Conversion Price or ADMT Conversion Price, as applicable, shall be appropriately decreased so that the number of shares of either the ADMT Common Stock or AAN Common Stock, as applicable, issuable on conversion of this Note shall be increased in proportion to such increase in the aggregate number of shares of either the ADMT Common Stock or AAN Common Stock, as applicable, outstanding and those issuable with respect to such Common Stock Equivalents (see Section 5(c) below).

                  (b) If the number of shares of either the ADMT Common Stock or AAN Common Stock, as applicable, outstanding at any time after the date of this
Note is decreased by a combination of the outstanding shares of either the ADMT Common Stock or AAN Common Stock, as applicable, then, following the record date of such combination, the AAN Conversion Price or ADMT Conversion Price, as applicable, shall be appropriately increased so that the number of shares of either the ADMT Common Stock or AAN Common Stock, as applicable, issuable upon conversion of this Note shall be decreased in proportion to such decrease in outstanding shares.

                  (c) In addition, the applicable AAN Conversion Price or ADMT Conversion Price, will be subject to the following adjustment on a weighted average basis for subsequent issuances of ADMT Common Stock or AAN Common Stock, as applicable, or Common Stock Equivalents, at less than the AAN Conversion Price or ADMT Conversion Price, as applicable, excluding issuances pursuant to stock option or restricted stock purchase plans approved by the Board of Directors of the Company (a "NEW OFFERING"):

                  (A x B) + (C x D) / E = F

         A:       Number of shares of ADMT Common Stock or AAN Common Stock, as applicable, or Common Stock Equivalents outstanding, including the shares of Common Stock issuable or exercisable to all the holders of the Notes and the Warrants
         B:       Conversion Price
         C:       Number of new shares of ADMT Common Stock or AAN Common Stock, as applicable, or Common Stock Equivalents
         D:       Share price offered in New Offering
         E:       Total number of new shares of ADMT Common Stock or AAN Common
                  Stock, as applicable, or Common Stock Equivalents outstanding after the New Offering
         F:       The adjusted Conversion Price, ADMT Conversion Price or ADMT
                  Conversion Price, as applicable, for the holders of the Notes and the Warrants

                  (d) A merger, consolidation or other corporate reorganization in which ADMT's stockholders shall receive cash or securities of another entity, or any transaction in which all or substantially all of the assets of AAN or ADMT are sold shall be treated as a liquidation for purposes of the liquidation preference. The Holder shall receive prior notice of any of the foregoing transactions and shall have an opportunity to convert, at their sole election, the Note prior to the consummation of any such transaction.

                  (e) Pursuant to the terms of the Private Offering, the Company has granted certain registration rights to the Holder, as more fully described in the Subscription Agreement dated as of the date hereof entered into between the Company and Holder. In the event that the Company does not timely register either the ADMT Common Stock or the AAN Common Stock underlying this Note, the number of shares of either ADMT Common Stock or AAN Common Stock which Holder shall be entitled to receive upon conversion shall increase by 1% and 2%, respectively, for each thirty day period, or part thereof, that such registration default shall continue.

         6. Representations and Warranties of the Company. Each of ADMT and AAN understands, agrees with, and represents and warrants to the Holder that:

                  (a) Organization and Qualification. Each of ADMT and AAN is a corporation duly organized and existing, and in good standing under the laws of the jurisdiction in which it is incorporated, except as would not have a Material Adverse Effect (as defined below), and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any material adverse effect on the operations, properties or financial condition of ADMT or AAN.

                  (b) Authorization; Enforcement. (i) Each of ADMT and AAN has the requisite corporate power and authority to enter into and perform this Note, to issue and sell the Notes and the ADMT Common Stock or AAN Common Stock issuable upon conversion of the Notes in accordance with the terms hereof, and to perform its obligations under the Notes in accordance with the requirements of the same, (ii) the execution, delivery and performance of this Note, the warrants exercisable into shares of ADMT Common Stock or AAN Common Stock to be issued simultaneously with the Notes (as described in the PPM) (the "WARRANTS"), the PPM and the Subscription Agreement by each of ADMT and AAN and the consummation by them of the transactions contemplated hereby and thereby have been duly authorized by each of ADMT and AAN's Board of Directors and no further consent or authorization of ADMT, AAN, their Boards of Directors, or their stockholders is required,
         (iii) the Notes and Warrants sold at the Closing have been duly and validly authorized, executed and delivered by each of ADMT and AAN, and
         (iv) the Notes (when issued) and the Warrants (when issued) constitute the valid and binding obligations of each of ADMT and AAN enforceable against each of ADMT and AAN in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting, generally, the enforcement of creditors' rights and remedies or by other equitable principles of general application. Each of ADMT and AAN(and its legal counsel) has examined this Note and is satisfied in its sole discretion that this Note is in accordance with the provisions of Regulation D ("REGULATION D") as promulgated by the SEC under the Act and are effective to accomplish the purposes set forth herein and therein.

                  (c) Capitalization.

                  (i) As of May 20, 2004, the authorized Common Stock of ADMT consisted of 150,000,000 shares, $.0005 par value, of Common Stock of which 51,882,037 shares were issued and outstanding. There are 5,000,000 shares of preferred stock authorized and zero (0) shares of preferred stock issued and outstanding. All of the outstanding shares have been validly issued and are fully paid and nonassessable. None of the shares of ADMT Common Stock sold in the Placement or the unissued shares of ADMT Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances. Pursuant to a consulting agreement previously disclosed, 2,000,000 shares of ADMT Common Stock will be issued as compensation to a non-affiliate. There are currently outstanding warrants for the purchase of 1,297,051 shares of ADMT Common Stock in addition to Placement Agent Warrant I and Placement Agent Warrant III, to be issued to the Placement Agent, for an amount of shares to be determined in connection with the closing amount of the Private Offering As of the date of this Note, other than otherwise disclosed in this Section 6(c), (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of ADMT or any of its subsidiaries, or arrangements by which ADMT is or may become bound to issue additional shares of capital stock of ADMT or any of its subsidiaries, (ii) there are no outstanding debt securities, and (iii) there are no agreements or arrangements under which ADMT or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Act. If requested by the Holder, the Company has furnished to the Holder, and the Holder acknowledges receipt of same by its signature hereafter, true and correct copies of ADMT's Certificate of Incorporation, as amended, as in effect on the date hereof (the "ADMT CHARTER"), and ADMT's Bylaws, as in effect on the date hereof (the "ADMT BYLAWS").

                  (ii) As of the date of this Note, the authorized Common Stock of AAN consisted of 10,000,000 shares, no par value, of Common Stock, of which 2,710,000 shares were issued and outstanding. There are no shares of preferred stock authorized. All of such outstanding shares have been validly issued and are fully paid and nonassessable. None of the unissued shares of AAN Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances. As of the date of this Note, unless otherwise disclosed in this Section 6(c),
         (i) there are outstanding options to purchase 622,875 shares of AAN Common Stock in addition to Placement Agent Warrant II and Placement Agent Warrant IV to be issued to the Placement Agent, for an amount of shares to be determined in connection with the closing amount of the Private Offering, and no warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities, and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Act. If requested by the Holder, the Company has furnished to the Holder, and the Holder acknowledges receipt of same by its signature hereafter, true and correct copies of AAN's Certificate of Incorporation, as amended, as in effect on the date hereof (the "AAN CHARTER"), and AAN's Bylaws, as in effect on the date hereof (the "AAN Bylaws").

                  (d) Reservation of Shares. Each of ADMT and AAN shall at all times reserve and keep available out of its authorized but unissued shares of ADMT Common Stock and AAN Common Stock, free from all taxes, liens and charges with respect to the issue thereof and not be subject to preemptive rights or other similar rights of stockholders of ADMT or AAN, solely for the purpose of effecting the conversion or redemption of the Notes and the exercise of the Warrants, such number of its shares of ADMT Common Stock and AAN Common Stock as shall from time to time be sufficient to effect the conversion of all of the outstanding principal amount, and if at any time the number of authorized but unissued shares of ADMT Common Stock or AAN Common Stock shall not be sufficient to effect the conversion or redemption of the Notes and the exercise of the Warrants, in addition to such other remedies as shall be available to Holder, including declaring the Notes to be in default and all amounts to be immediately due and payable, ADMT or AAN, as the case may be, will take such corporate action as may, in the opinion of its counsel, be necessary to increase the number of authorized but unissued shares of ADMT Common Stock or AAN Common Stock to such number of shares as shall be sufficient for such purposes, including without limitation, using its best efforts to obtain the requisite stockholder approval necessary to increase the number of authorized shares of the ADMT Common Stock or AAN Common Stock.

                  (e) Acknowledgment Regarding Holder's Purchase of the Note. Each of ADMT and AAN acknowledges and agrees that the Holder is not acting as financial advisor to or fiduciary of either ADMT and AAN (or in any similar capacity with respect to this Note or the transactions contemplated hereby), that this Note and the transactions contemplated hereby, and the relationship between the Holder and each of ADMT and AAN, are and will be considered "arms-length" notwithstanding any other or prior agreements or nexus between the Holder and each of ADMT and AAN, whether or not disclosed, and that any statement made by the Holder, or any of its representatives or agents, in connection with this Note and the transactions contemplated hereby is not advice or a recommendation, is merely incidental to the Holder's purchase of the Note and has not been relied upon in any way by each of ADMT and AAN, their officers or directors. Each of ADMT and AAN further represents to the Holder that each of ADMT and AAN's decision to enter into this Note and the transactions contemplated hereby has been based solely upon an independent evaluation by each of ADMT and AAN, its officers and directors.

                  (f) No Integrated Offering. Neither ADMT nor AAN, nor any of their affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances which would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from registration under the Act and specifically in accordance with the provisions of Regulation D. The transactions contemplated hereby are exempt from the registration requirements of the Act, assuming the accuracy of the representations contained in the Purchaser Questionnaire executed by the Holder.

                  (g) No Conflicts. The execution, delivery and performance of this Note by the each of ADMT and AAN and the consummation by each of ADMT and AAN of the transactions contemplated hereby will not (i) result in a violation of the ADMT Charter, ADMT Bylaws, AAN Charter or AAN Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which ADMT or AAN or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect).

         Neither ADMT nor AAN nor any of their subsidiaries is in violation of its Charter or other organizational documents, and neither ADMT nor AAN nor any of its/subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put ADMT or AAN or any of their subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which ADMT and AAN or any of their subsidiaries is a party, except for possible defaults or rights as would not, in the aggregate or individually, have a Material Adverse Effect. The business of each of ADMT and AAN and their subsidiaries is not being conducted, and shall not be conducted so long as the Holder owns any of the Notes, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations which neither singly nor in the aggregate would have a Material Adverse Effect. Except as specifically contemplated by this Note and as required under the Act and any applicable state securities laws, ADMT and AAN are not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Notes or the Warrants in accordance with the terms hereof and thereof, or to perform its obligations with respect to the Notes exactly as described in the Notes (once issued), and with respect to the Warrants exactly as described in the Warrants (once issued).

                  (h) SEC Documents; Financial Statements. Except as otherwise disclosed, since at least July 14, 1999, ADMT has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to as the "SEC DOCUMENTS"). ADMT has delivered to the Holder as requested by the Holder true and complete copies of the SEC Documents, except for such exhibits, schedules and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Holder contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Except as set forth in the financial statements of ADMT included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, in each case of clause (i) and (ii) next above which, individually or in the aggregate, are not material to the financial condition, business, operations, properties, operating results or prospects of the Company. The SEC Documents contain a complete and accurate list of all written and oral contracts, agreements, leases or other instruments to which the Company or any subsidiary is a party or by which the Company or any subsidiary is subject which are required by the rules and regulations promulgated by the SEC to be so listed (each a "CONTRACT"). None of the Company, its subsidiaries or, to the best of the Company's knowledge, any of the other parties thereto, is in breach or violation of any Contract, which breach or violation would, or with the lapse of time, the giving of notice, or both, have a Material Adverse Effect.

                  (i) Absence of Certain Changes. Except as disclosed in the SEC Documents, since at least March 31, 2004, there has been no material adverse change and no material adverse development in the business, properties, operation, financial condition, results of operations or prospects of either ADMT and AAN. ADMT and AAN have not taken any steps, and do not currently have any reasonable expectation of taking any steps, to seek protection pursuant to any bankruptcy law nor do ADMT or AAN have any knowledge that its creditors intend to initiate involuntary bankruptcy proceedings. ADMT and AAN shall, at least until Holder no longer holds any of the Notes, maintain its corporate existence in good standing and shall pay all taxes when due except for taxes it reasonably disputes.

                  (j) Absence of Litigation. Except as otherwise disclosed in the PPM, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of either ADMT or AAN, threatened against or affecting either ADMT or AAN, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of ADMT or AAN to perform its obligations under, this Note or any of the documents contemplated herein.

                  (k) Foreign Corrupt Practices. Neither ADMT nor AAN, nor any of their subsidiaries, nor any officer, director or other person acting on behalf of ADMT or AAN or any subsidiary has, in the course of his actions for or on behalf of ADMT or AAN, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

                  (l) Brokers; No General Solicitation. ADMT and AAN have taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Note and the transactions contemplated hereby, other than to Maxim Group LLC (the "PLACEMENT AGENT"). ADMT, AAN and the Holder both acknowledge that no other broker or finder was involved with respect to the transactions contemplated hereby other than the Placement Agent. Neither ADMT, AAN nor any distributor participating on either ADMT or AAN's behalf in the transactions contemplated hereby nor any person acting for ADMT or AAN, or any such distributor, has conducted any "general solicitation," as described in Rule 502(c) under Regulation D, with respect to the Notes being offered hereby. ADMT and AAN have agreed to compensate the Placement Agent in accordance with their separate written agreement.

                  (m) Acknowledgment of Dilution. The number shares of AAN Common Stock or ADMT Common Stock issuable upon conversion of the Notes and exercise of the Warrants may increase substantially in certain circumstances, including the circumstance wherein the trading price of the ADMT Common Stock or AAN Common Stock declines. ADMT and AAN's executive officers and directors have studied and fully understand the nature of the securities being sold hereunder and recognize they have a potential dilutive effect. The Board of Directors of each of ADMT and AAN have concluded in its good faith business judgment that such issuance is in the best interests of each of ADMT and AAN. ADMT and AAN acknowledge that their obligation to issue shares of ADMT Common Stock or AAN Common Stock issuable upon conversion of the Notes and exercise of the Warrants is binding upon it and enforceable regardless of the dilution that such issuance may have on the ownership interests of other stockholders.

                  (n) Eligibility to File Registration Statement. Each of ADMT and AAN are currently eligible to file a registration statement with the SEC on Form SB-2 under the Act.

                  (o) Non-Disclosure of Non-Public Information. ADMT and AAN shall in no event disclose non-public information to the Holder, advisors to or representatives of the Holder unless prior to such disclosure of information ADMT or AAN marks such information as "non-public information - confidential" and provides the Holder, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. ADMT and AAN may, as a condition to disclosing any non-public information hereunder, require the Holder, its advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to ADMT or AAN and the Holder.

                  (p) Patriot Act and Other Representations. ADMT, AAN and their subsidiaries hereby represent and warrant that the parties (i) are not included on any Government List (as defined below), (ii) are not persons who have been determined by any governmental or regulatory authority, domestic or foreign (each a "GOVERNMENTAL ENTITY") to be subject to the prohibitions contained in Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of Office of Foreign Assets Control ("OFAC") and/or in any enabling legislation or other Executive Orders in respect thereof, (iii) to the actual knowledge of the parties, based upon reasonable investigation, are not owned or controlled by, or acts for or on behalf of, any person on any Government List or any other person who has been determined by a Governmental Entity to be subject to the prohibitions contained in Executive Order No. 13224 (Sept. 23, 2001) or similar prohibitions contained in the rules and regulations of OFAC or any enabling legislation or other Executive Orders in respect thereof,
         (iv) are in compliance with Executive Order No. 13224 (September 23,
         2001), the rules and regulations of the OFAC, Department of Treasury or other Executive Orders in respect thereof to which such parties have actual knowledge or should have known based upon reasonable investigation, (v) have not been (and are not currently being) investigated by any Governmental Authority for, or indicted for, any Patriot Act Offense (as defined below) and/or (vi) are not under investigation by any Governmental Entity for alleged criminal behavior.

                           "GOVERNMENTAL AUTHORITY" shall mean any nation or
government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

                           "GOVERNMENT LIST" shall mean (i) the Specially
Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, U.S. Department of the Treasury or (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the rules and regulations of Office of Foreign Assets Control, U.S. Department of the Treasury, or (iii) any similar list maintained by the U.S. Department of State, the U.S. Department of Commerce or pursuant to any Executive Order of the President of the United States.

                           "PATRIOT ACT OFFENSE" shall means any violation of
the criminal laws of the United States of America or any of the several states therein, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states therein, relating to terrorism or the laundering of monetary instruments, including any offense under (i) the Bank Secrecy Act, as amended, (ii) the Money Laundering Control Act of 1986, as amended, or (iii) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, Public Law 107-56 (October 26, 2001), in each case as the same may be amended from time to time, and the rules and regulations promulgated thereunder and corresponding provisions of future laws. The term "Patriot Act Offense" also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense.

         7. Affirmative Covenants of ADMT and AAN. Each of ADMT and AAN hereby agree that, so long as the Note remains outstanding and unpaid, or any other amount is owing to the Holder hereunder, each of ADMT and AAN will and with respect to the agreements set forth in this Section 7 hereof will cause each of ADMT and AAN as applicable to:

                  (a) Corporate Existence and Qualification. Take the necessary steps to preserve its corporate existence and its right to conduct business in all states in which the nature of its business requires qualification to do business. In the event of dispute between ADMT or AAN and the Holder as to when qualification is necessary, the decision of the Holder shall control.

                  (b) Financial Information and Compliance Certificates. Keep its books of account in accordance with good accounting practices, and until such time as the Holder no longer beneficially owns the Notes or the Warrants, promptly furnish to the Holder the following financial and other information:
(i) each of the Company's Annual Reports, Quarterly Reports and any reports filed on Form 8-K filed with the SEC; and (ii) any press release issued by the Company or any of its subsidiaries.

                  (c) Within five (5) days of any officer of either ADMT or AAN obtaining knowledge of any Event of Default (as defined in Section 9), if such Event of Default is then continuing, each of ADMT and AAN shall furnish to the Holder a certificate of the chief financial or accounting officer of each of ADMT and AAN setting forth the details thereof and the action which ADMT and AAN are taking or proposes to take with respect thereto.

                  (d) Insurance. Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which ADMT and AAN operates and naming the Holder as an additional insured and loss payee thereon as its interest may appear.

                  (e) Preservation of Properties; Compliance with Law. Maintain and preserve all of its properties which are used or which are useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted and comply with the Charter and Bylaws or other organizational or governing documents of each of ADMT and AAN, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon each of ADMT and AAN or any of their property or to which each of ADMT and AAN or any of their property is subject.

                  (f) Taxes. Duly pay and discharge all taxes or other claims, which might become a lien upon any of its property except to the extent that any thereof are being in good faith appropriately contested with adequate reserves provided therefor.

                  (g) Notice of Litigation. Promptly notify the Holder in writing of any litigation, legal proceeding or dispute, other than disputes in the ordinary course of business or, whether or not in the ordinary course of business, involving amounts in excess of One Hundred Thousand ($100,000.00) Dollars, affecting either ADMT, AAN or any subsidiary, whether or not fully covered by insurance, and regardless of the subject matter thereof.

                  (h) Securities Laws. Each of ADMT and AAN agree to timely file a Form D (or equivalent form required by applicable state law) with respect to the Notes if and as required under Regulation D and applicable state securities laws and to provide a copy thereof to the Holder promptly after such filing. Each of ADMT and AAN shall, in a timely fashion, take such action as is necessary to sell the Notes being sold to the Holder under applicable securities laws of the United States and the relevant state(s), and shall if specifically so requested provide evidence of any such action so taken to the Holder.

                  (i) Reporting Status. So long as the Holder beneficially owns any of the Notes, ADMT shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and ADMT shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations hereunder would permit such termination.

                  (j) Use of Proceeds. ADMT and AAN will use the proceeds from the sale of the Notes as set forth in the "Use of Proceeds" section of the PPM.

                  (k) Reservation of Shares. Each of ADMT and AAN shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of ADMT Common Stock and AAN Common Stock issuable upon conversion of the Notes and exercise of the Warrants to provide for the issuance of all of such shares. Prior to complete conversion of the Notes and exercise of the Warrants, ADMT and AAN shall not reduce the number of shares of ADMT Common Stock or AAN Common Stock reserved for issuance hereunder without the written consent of the Holder except for a reduction proportionate to a reverse stock split effected for a business purpose other than affecting the requirements of this Section, which reverse stock split affects all shares of ADMT Common Stock or AAN Common Stock equally.

                  (l) Listing. Upon the Closing, ADMT and AAN, as applicable, shall in accordance with the registration rights granted to the Holders in the Private Offering secure the listing of the ADMT Common Stock and AAN Common Stock underlying the Notes, the ADMT Warrants and the AAN Warrants upon each national securities exchange or automated quotation system upon which shares of ADMT Common Stock or AAN Common Stock are then listed (subject to official notice of issuance) and shall maintain such listing of shares of ADMT Common Stock and AAN Common Stock issued under the terms of this Note. The Company shall at all times comply in all respects with the Company's reporting, filing and other obligations under the by-laws or rules of the National Association of Securities Dealers and the OTC Bulletin Board (or such other national securities exchange or market on which the ADMT Common Stock or AAN Common Stock may then be listed, as applicable).

                  (m) Prospectus Delivery Requirement; Escrow of ADMT Common Stock or AAN Common Stock. The Holder understands that the Act requires delivery of a prospectus relating to the ADMT Common Stock or AAN Common Stock in connection with any sale thereof pursuant to a registration statement under the Act covering any resale by the Holder of the ADMT Common Stock or AAN Common Stock being sold, and the Holder shall comply with any applicable prospectus delivery requirements of the Act in connection with any such sale. The Company shall have the unequivocal right to rely upon the Holder's representation and covenant to deliver a prospectus as required by applicable law or regulation contained in this Section, and thus, with respect to any resales by the Holder pursuant to a registration statement, such ADMT Common Stock or AAN Common Stock shall contain a restrictive legend only if and to the extent required by law. The Holder will indemnify and hold harmless the Company and its transfer agent for any loss, cost or expense (including reasonable attorneys' fees) incurred by such parties as a result of improper actions taken by the Holder in response to the Company's and the transfer agent's compliance with the provisions of this Section, including without limitation, the sales of such ADMT Common Stock or AAN Common Stock without delivery of a prospectus as required by applicable law or regulation.

                  (n) Intentional Acts or Omissions. Neither party shall intentionally perform any act that if performed, or omit to perform any act which if omitted to be performed, would prevent or excuse the performance of this Note or any of the transactions contemplated hereby.

         8. Negative Covenants of the Company. Each of ADMT and AAN hereby agree that, so long as the Note remains or remain outstanding and unpaid, or any other amount is owing to the Holder hereunder it will not, nor will it permit any of its subsidiaries to:

                  (a) Indebtedness for Borrowed Money. Incur, or permit to exist, any Indebtedness (as defined below) for borrowed money, with rights superior to Holder, except in the ordinary course of ADMT or AAN's business. "INDEBTEDNESS" shall mean, with respect to ADMT or AAN, (a) all obligations of ADMT or AAN for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of ADMT or AAN evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of ADMT or AAN for the deferred purchase price of property or services, except current accounts payable arising in the ordinary course of business and not overdue beyond such period as is commercially reasonable for ADMT or AAN's business, (d) all obligations of ADMT or AAN under conditional sale or other title retention agreements relating to property purchased by ADMT or AAN, (e) all payment obligations of ADMT or AAN with respect to interest rate or currency protection agreements , (f) all obligations of ADMT or AAN as an account party under any letter of credit or in respect of bankers' acceptances, (g) all obligations of any third party secured by property or assets of such Person (regardless of whether or not ADMT or AAN is liable for repayment of such obligations), (h) all guarantees of ADMT or AAN and (i) the redemption price of all redeemable preferred stock of ADMT or AAN, but only to the extent that such stock is redeemable at the option of the holder or requires sinking fund or similar payments at any time prior to the Maturity Date.

                  (b) Mergers, Acquisitions and Sales of Assets. Enter into any merger or consolidation or liquidate, windup or dissolve itself or sell, transfer or lease or otherwise dispose of all or any substantial part of its assets or technologies (other than sales of inventory and obsolescent equipment in the ordinary course of business) or acquire by purchase or otherwise the business or assets of, or stock of, another business entity in excess of $250,000; except that any subsidiary of ADMT (other than AAN) may merge into or consolidate with any other subsidiary which is wholly-owned by ADMT and any subsidiary which is wholly-owned by ADMT may merge with or consolidate into ADMT provided that ADMT is the surviving corporation, or enter into any transaction or series of related transactions in which more than 50% of the voting power of AAN is disposed of by ADMT.

                  (c) Loans; Investments. Lend or advance money, credit or property to or invest in (by capital contribution, loan, purchase or otherwise) any firm, corporation, or other Person except (i) investments in United States Government obligations, certificates of deposit of any banking institution with combined capital and surplus of at least $200,000,000; (iii) accounts receivable arising out of sales of inventory in the ordinary course of business; and (iii) loans to subsidiaries.

                  (d) Dividends and Distributions. Pay dividends or make any other distribution on shares of the capital stock of either ADMT or AAN.

                  (e) Liens. Create, assume or permit to exist, any lien on any of its property or assets now owned or hereafter acquired except (i) liens in favor of the Holder; (ii) other liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially impair the use thereof in the operation of its business; (iii) liens for taxes or other governmental charges which are not delinquent or which are being contested in good faith and for which a reserve shall have been established in accordance with generally accepted accounting principles; and (iv) purchase money liens granted to secure the unpaid purchase price of any fixed assets purchased within the limitations of Section 8(i) hereof.

                  (f) Contingent Liabilities. Assume, endorse, be or become liable for or guarantee the obligations of any Person, contingently or otherwise, excluding however, the endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

                  (g) Sales of Receivables; Sale - Leasebacks. Sell, discount or otherwise dispose of notes, accounts receivable or other obligations owing to ADMT or AAN, with or without recourse, except for the purpose of collection in the ordinary course of business; or sell any asset pursuant to an arrangement to thereafter lease such asset from the purchaser thereof.

                  (h) Capital Expenditures; Capitalized Leases. Expend in the aggregate for the Company and all its subsidiaries in excess of $1,500,000 in any fiscal year for Capital Expenditures (as defined below) including payments made on account of Capitalized Leases (as defined below). For purposes of the foregoing, Capital Expenditures shall include payments made on account of any deferred purchase price or on account of any indebtedness incurred to finance any such purchase price. "CAPITAL EXPENDITURES" shall mean for any period, the aggregate amount of all payments made by any Person directly or indirectly for the purpose of acquiring, constructing or maintaining fixed assets, real property or equipment which, in accordance with generally accepted accounting principles, would be added as a debit to the fixed asset account of such Person, including, without limitation, all amounts paid or payable with respect to Capitalized Lease Obligations and interest which are required to be capitalized in accordance with generally accepted accounting principles. "CAPITALIZED LEASE" shall mean any lease the obligations to pay rent or other amounts under which constitute Capitalized Lease Obligations. "CAPITALIZED LEASE OBLIGATIONS" shall mean as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under generally accepted accounting principles and, for purposes of this Note, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles.

                  (i) Lease Payments. Expend in the aggregate for the Company and all its subsidiaries in excess of $500,000 in any fiscal year for the lease, rental or hire of real or personal property pursuant to any rental agreement therefor, whether an operating lease, capitalized lease or otherwise.

                  (j) Nature of Business. Materially alter the nature of ADMT's business or permit AAN to engage in any business other than the business engaged in or proposed to be engaged in on the date of this Note.

                  (k) Stock of Subsidiaries. Sell or otherwise dispose of any subsidiary (except in connection with a merger or consolidation of a subsidiary into ADMT or another subsidiary) or permit a subsidiary to issue any additional shares of its capital stock except pro rata to its stockholders.

                  (l) ERISA. (i) Terminate any plan ("PLAN") of a type described in Section 402l(a) of the Employee Retirement Income Security Act of l974, as amended from time to time ("ERISA") in respect of which the Company is an "employer" as defined in Section 3(5) of ERISA so as to result in any material liability to the Pension Benefit Guaranty Corporation (the "PBGC") established pursuant to Subtitle A of Title IV of ERISA, (ii) engage in or permit any person to engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1954, as amended) involving any Plan which would subject the Company to any material tax, penalty or other liability, (iii) incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, involving any Plan, or (iv) allow or suffer to exist any event or condition, which presents a material risk of incurring a material liability to the PBGC by reason of termination of any Plan.

                  (m) Accounting Changes. Make, or permit any subsidiary to make any change in their accounting treatment or financial reporting practices except as required or permitted by generally accepted accounting principles in effect from time to time.

                  (n) Transactions with Affiliates. Except as otherwise specifically set forth in this Note, directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or enter into any other transaction, with any Affiliate (as defined below) except in the ordinary course of business and at prices and on terms not less favorable to it than those which would have been obtained in an arm's-length transaction with a non-affiliated third party. "AFFILIATE" as applied to any Person, shall mean any other Person directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

         9. Events of Default. The Note shall become immediately due and payable at the option of the Holder, without notice or demand, upon any one or more of the following events or occurrences ("EVENTS OF Default"):

                  (a) if any portion of the Note is not paid when due;

                  (b) if any representation or warranty of either ADMT or AAN made in this Note or in any certificate, report or other financial statement or other instrument or document delivered pursuant hereto, or any notice, certificate, demand or request delivered to the Holder pursuant to this Note or any other document proves to be false or misleading in any material respect as of the time when the same is made;

                  (c) if ADMT or AAN consummates a transaction which would cause this Note or any exercise of any Holder's rights under the Notes and the Warrants (i) to constitute a non-exempt prohibited transaction under ERISA, (ii) to violate a state statute regulating governmental plans or (iii) otherwise to subject ADMT or AAN to liability for violation of ERISA or such state statute;

                  (d) if any final judgment for the payment of money is rendered against ADMT or AAN and ADMT or AAN does not discharge the same or cause it to be discharged or vacated within one hundred twenty (120) days from the entry thereof, or does not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered, and does not secure a stay of execution pending such appeal within one hundred twenty
(120) days after the entry thereof;

                  (e) subject to the provisions of Section 7(f) hereof, if any taxes are not paid before delinquency;

                  (f) if ADMT or AAN makes an assignment for the benefit of creditors or if ADMT or AAN generally does not pay its debts as they become due;

                  (g) if a receiver, liquidator or trustee of ADMT or AAN is appointed or if ADMT or AAN is adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, is filed by or against, consented to, or acquiesced in, by ADMT or AAN or if any proceeding for the dissolution or liquidation of ADMT or AAN is instituted; however, if such appointment, adjudication, petition or proceeding is involuntary and is not consented to by ADMT or AAN, upon the same not being discharged, stayed or dismissed within 60 days;

                  (h) if ADMT or AAN defaults under any other mortgage or security agreement covering any part of its property;

                  (i) except for specific defaults set forth in this Section 9, if ADMT or AAN defaults in the observance or performance of any other term, agreement or condition of this Note, and ADMT and AAN fail to remedy such default within thirty (30) days after notice by the Holder to ADMT and AAN of such default, or, if such default is of such a nature that it cannot with due diligence be cured within said thirty (30) day period, if ADMT and AAN fail, within said thirty (30) days, to commence all steps necessary to cure such default, and fail to complete such cure within ninety (90) days after the end of such thirty (30) day period;

                  (j) except for specific defaults set forth in this Section 9, if ADMT or AAN defaults in the observance or performance of any term, agreement or condition of the Note, and such default continues after the end of any applicable cure period provided for therein; and

                  (k) if any of the following exist uncured for forty-five (45) days following written notice to ADMT or AAN: (i) the failure of any representation or warranty made by ADMT or AAN to be true and correct in all respects or (ii) ADMT or AAN fails to provide the Holder with the written certifications and evidence referred to in this Note.

         10. Note Holder Not Deemed a Stockholder. No Holder, as such, of this Note shall be entitled (prior to conversion or redemption of this Note into ADMT Common Stock or AAN Common Stock, and only then to the extent of such conversion) to vote or receive dividends or be deemed the holder of shares of ADMT or AAN for any purpose, nor shall anything contained in this Note be construed to confer upon the Holder hereof, as such, any of the rights at law of a stockholder of ADMT or AAN prior to the issuance to the holder of this Note of the shares of Common Stock which the Holder is then entitled to receive upon the due conversion of all or a portion of this Note. Notwithstanding the foregoing, ADMT and AAN will provide the Holder with copies of the same notices and other information given to the stockholders of ADMT and AAN generally, contemporaneously with the giving thereof to the stockholders.

         11. Mutilated, Destroyed, Lost or Stolen Notes. In case this Note shall become mutilated or defaced, or be destroyed, lost or stolen, ADMT and AAN shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the Holder shall surrender such Note to the Company. In the case of any destroyed, lost or stolen Note, the Holder shall furnish to the Company (a) evidence to its satisfaction of the destruction, loss or theft of such Note and (b) such security or indemnity as may be reasonably required by the Company to hold the Company harmless.

         12. Waiver of Demand, Presentment, Etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

         13. Payment. Except as otherwise provided for herein, all payments with respect to this Note shall be made in lawful currency of the United States of America, at the option of the Holder, (i) at the principal office of the Holder, located at 237 Avenue, 9th Floor, New York, New York 10017, or such other place or places as may be reasonably specified by the Holder of this Note in a written notice to each of ADMT and AAN at least ten (10) business days before a given payment date, or (ii) by mailing a good check in the proper amount to the Holder at least two days prior to the due date of each payment or otherwise transferring funds so as to be received by the Holder on the due date of each such payment; provided, however, that ADMT and AAN shall make payment by wire transfer to an account such Holder may specify in writing to ADMT and AAN at least two days prior to the due date of each payment. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. The Holder shall keep a record of each payment of principal and interest with respect thereto. This Note is not secured.

         14. Assignment. The rights and obligations of the Company and the Holder of this Note shall be binding upon, and inure to the benefit of, the permitted successors, assigns, heirs, administrators and transferees of the parties hereto. Notwithstanding the foregoing, the Holder may not assign, pledge or otherwise transfer this Note without the prior written consent of the Company. Interest and principal are payable only to the registered Holder of this Note in the Note Register.

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

          15. Waiver and Amendment. Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

         16. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or delivered by facsimile transmission, to the Company at the address or facsimile number set forth herein or to the Holder at its address or facsimile number set forth in the records of the Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above and shall be deemed to have been received when delivered or, if notice is given by facsimile transmission, when delivered with confirmation of receipt.

         17. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, excluding that body of law relating to conflicts of laws.

         18. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

         19. Headings. Section headings in this Note are for convenience only, and shall not be used in the construction of this Note.

         IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first above written.


                                     ADM TRONICS UNLIMITED, INC.


                                     By: __________________
                                     Name:
                                     Title:

                                     AA NORTHVALE MEDICAL ASSOCIATES INC.


                                     By: __________________
                                     Name:
                                     Title:


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